Exhibit 99.1
Lyft Announces Third Quarter Results
Q3 revenue of $1.05 billion was an all-time high
Q3 net loss of $422.2 million
Q3 Adjusted EBITDA of $66.2 million exceeded our outlook

SAN FRANCISCO, CA, November 7, 2022 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its third quarter ended September 30, 2022.

“I’m extremely proud of the strong results the team delivered in Q3. We are seeing material progress and organic tailwinds and feel very well positioned for the road ahead,” said Logan Green, co-founder and chief executive officer of Lyft. “We have taken decisive steps to ensure we can deliver profitable growth, and we are even more confident in our ability to achieve our 2024 financial targets.”

“We had a strong Q3. Adjusted EBITDA came in above the top-end of our outlook and revenues reached an all-time high. We also saw a higher number of Active Riders, rides and drivers than we’ve had since COVID began, reflecting strong organic tailwinds,” said Elaine Paul, chief financial officer of Lyft. “We're focused on accelerating initiatives that will have the biggest impact for drivers, riders and the company.”

Third Quarter 2022 Financial Highlights
•Lyft reported Q3 revenue of $1,053.8 million versus $864.4 million in the third quarter of 2021, an increase of 22 percent year-over-year, and versus $990.7 million in the second quarter of 2022, an increase of 6 percent quarter-over-quarter.
•Net loss for Q3 2022 was $422.2 million versus a net loss of $99.7 million in the same period of 2021 and a net loss of $377.2 million in the second quarter of 2022. Net loss for Q3 includes $224.1 million of stock-based compensation and related payroll tax expenses and a $135.7 million impairment charge related to a non-marketable equity investment and other assets. Net loss margin for Q3 was 40.1 percent compared to 11.5 percent in the third quarter of 2021 and 38.1 percent in the second quarter of 2022.
•Adjusted net income for Q3 2022 was $36.7 million versus an Adjusted net income of $17.8 million in the third quarter of 2021 and Adjusted net income of $46.4 million in the second quarter of 2022.
•Gross profit, which is defined as revenue less cost of revenue, was $483.1 for Q3 2022 versus $472.2 million in the third quarter of 2021, an increase of 2 percent year-over-year, and versus $340.4 million in the second quarter of 2022, an increase of 42 percent quarter-over-quarter. Gross profit margin for Q3 2022 was 45.8 percent versus 54.6 percent in Q3 2021 and 34.4 percent in Q2 2022.
•Lyft reported Contribution for Q3 2022 of $590.4 million versus $513.6 million in the third quarter of 2021, an increase of 15 percent year-over-year, and versus $590.5 million in the second quarter of 2022, relatively flat quarter-over-quarter. Contribution Margin for Q3 2022 was 56.0 percent, which exceeded the Company's outlook1.
•Adjusted EBITDA for Q3 2022 was $66.2 million versus $67.3 million in the third quarter of 2021 and versus $79.1 million in the second quarter of 2022. Adjusted EBITDA for Q3 2022 exceeded the Company's outlook2. Adjusted EBITDA margin for Q3 2022 was 6.3 percent versus the Adjusted EBITDA margins of 7.8 percent in the third quarter of 2021 and 8.0 percent in the second quarter of 2022.
1 Company outlook for Contribution Margin for the third quarter of 2022 was 55.0 percent as reported during the second quarter 2022 Financial Results Earnings Call on August 4, 2022.
2 Company outlook for Adjusted EBITDA for the third quarter of 2022 was between $55 million and $65 million as reported during the second quarter 2022 Financial Results Earnings Call on August 4, 2022.

•Lyft reported $1.8 billion of unrestricted cash, cash equivalents and short-term investments at the end of the third quarter of 2022.

	Active Riders			Revenue per Active Rider
	2022	2021	Growth Rate	2022	2021	Growth Rate
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	17,804	13,494	31.9%	$49.18	$45.13	9.0%
Three Months Ended June 30	19,860	17,142	15.9%	$49.89	$44.63	11.8%
Three Months Ended September 30	20,312	18,942	7.2%	$51.88	$45.63	13.7%
Three Months Ended December 31		18,728			$51.79

Outlook
For Q4, we anticipate:
•Revenue to be between $1.145 billion and $1.165 billion
•Q4 revenue growth to be between 9-11% quarter-over-quarter and 18-20% year-over-year
•Adjusted EBITDA to be between $80 million and $100 million with a margin of 7% to 9%

For more information regarding the non-GAAP financial measures discussed in this earnings release, please see “Non-GAAP Financial Measures” below. We have not reconciled Adjusted EBITDA or Adjusted EBITDA margin guidance to GAAP net income (loss) or GAAP net margin because we do not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as stock-based compensation expense, which may be material. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. A reconciliation of historical Adjusted EBITDA is below.

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals, transit and vehicle services all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft, @Lyft_Comms, @johnzimmer and @logangreen), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s beliefs regarding its financial position and operating performance, including its outlook and guidance for the fourth quarter of 2022, the impact of cost saving measures, its ability to deliver profitable growth, and current and anticipated macroeconomic conditions. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the ongoing impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, risks related to the macroeconomic environment, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 that was filed with the SEC on April 29, 2022, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 that will be filed with the SEC by November 9, 2022. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow. Lyft defines Adjusted Net Income (Loss) as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods and net amount from claims ceded under the Reinsurance Agreement, as well as, if applicable, restructuring charges, impairment charges, transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines Contribution as gross profit adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods and net amount from claims ceded under the Reinsurance Agreement, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. Lyft defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, net amount from claims ceded under the Reinsurance Agreement and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP equivalents are provided at the end of this release. Lyft defines free cash flow as GAAP net cash provided by (used in) operating activities less purchases of property and equipment and scooter fleet.

Lyft records changes to historical liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted Net Income (Loss), Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the changes to historical liabilities for insurance required by regulatory agencies from Adjusted Net Income (Loss), Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018. Lyft believes the costs associated with these transactions related to legacy auto insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations despite this transaction occurring in the current period because the impacted insurance liabilities relate to claims that date back years. Lyft believes the adjustment to exclude these costs related to the transactions related to certain legacy insurance liabilities from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results and provide for better comparability with Lyft’s historically disclosed Contribution, Adjusted EBITDA amounts and Adjusted Net Income (Loss).

Losses ceded under the Reinsurance Agreement that exceed $271.5 million, but are below the aggregate limit of $434.5 million, result in the recognition of a deferred gain liability. The deferral of gains had a negative impact in the respective period to cost of revenue as the losses on direct liabilities were not offset by gains from excess benefits under the Reinsurance Agreement. The amortization of these deferred gains provided a benefit to cost of revenue over multiple periods equal to the excess benefits received. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any related adverse development and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of the Reinsurance Agreement on future trends in Lyft’s operations, as they improve over the settlement period of any deferred gains. Additionally, net amounts recognized for claims ceded under the Reinsurance Agreement would represent changes to historical liabilities for insurance required by regulatory agencies. As stated above, we believe prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations or how the business is managed. This is because we have limited ability to influence the ultimate development of these historical claims, which can potentially date back years. Therefore, in the event that the net amount of any adverse developments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations, those amounts will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of the “Net amount from claims ceded under the Reinsurance Agreement”. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.” As of September 30, 2022, we had $2.4 million of deferred gains related to losses ceded under the Reinsurance Agreement, which are included within accrued and other current liabilities on the consolidated balance sheets.

During the second quarter of 2022, we completed a transaction which effectively commuted and settled the Reinsurance Agreement. The commutation transaction resulted in a $36.8 million gain recorded to cost of revenue on the condensed consolidated statement of operations. We believe the adjustment to exclude this gain associated with the commutation of the Reinsurance Agreement from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess our operating performance in the context of current period results and provide for better comparability with our historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) amounts. The gain associated with this commutation transaction, which commuted and settled the Reinsurance Agreement, will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of the "Net amount from claims ceded under the Reinsurance Agreement."

On July 13, 2021, Lyft completed a transaction with Woven Planet Holdings, Inc. (“Woven Planet”) for the divestiture of certain assets related to Lyft’s self-driving vehicle division, Level 5. As part of this transaction, Lyft recognized a pre-tax gain of $119.3 million within other income, net on the condensed consolidated statement of operations in the quarter ended September 30, 2021. Lyft believes this gain does not reflect the current period performance of Lyft’s ongoing operations and that the adjustment to exclude this gain from Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Adjusted Net Income (Loss) amounts. This gain is excluded through the exclusion of other income, net from Adjusted EBITDA.

Further, Lyft entered into subleases for certain offices as part of the transaction with Woven Planet. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Sublease income was immaterial prior to the third quarter of 2021. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

In the third quarter of 2022, Lyft recorded a $135.7 million impairment charge related to the impairments of a non-marketable equity investment and other assets following the announced winding down of the equity investee in October 2022. This impairment was recorded to other income (expense), net on the condensed consolidated statement of operations. Lyft believes this impairment charge does not reflect the current period performance of Lyft’s ongoing operations and that the adjustment to exclude this impairment from Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Adjusted Net Income (Loss) amounts.

Lyft uses Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Income (Loss), Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes. Free cash flow is a measure used by our management to understand and evaluate our operating performance and trends. We believe free cash flow is a useful indicator of liquidity that provides our management with information about our ability to generate or use cash to enhance the strength of our balance sheet, further invest in our business and pursue potential strategic initiatives. Free cash flow has certain limitations, including that it does not reflect our future contractual commitments and it does not represent the total increase or decrease in our cash balance for a given period. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	September 30, 2022	December 31, 2021
		(As Restated)
Assets
Current assets
Cash and cash equivalents	$143,715	$457,325
Short-term investments	1,639,683	1,796,533
Prepaid expenses and other current assets	689,341	522,212
Total current assets	2,472,739	2,776,070
Restricted cash and cash equivalents	167,242	73,205
Restricted investments	1,004,570	1,044,855
Other investments	26,326	80,411
Property and equipment, net	372,745	298,195
Operating lease right-of-use assets	190,718	223,412
Intangible assets, net	81,045	50,765
Goodwill	261,667	180,516
Other assets	23,134	46,455
Total assets	$4,600,186	$4,773,884
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$90,132	$129,542
Insurance reserves	1,265,728	1,068,628
Accrued and other current liabilities	1,382,606	1,264,426
Operating lease liabilities — current	46,383	53,765
Total current liabilities	2,784,849	2,516,361
Operating lease liabilities	179,083	210,232
Long-term debt, net of current portion	814,736	655,173
Other liabilities	55,994	50,905
Total liabilities	3,834,662	3,432,671
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of September 30, 2022 and December 31, 2021; no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of September 30, 2022 and December 31, 2021; 352,328,798 and 336,335,594 Class A shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively; 100,000,000 Class B shares authorized as of September 30, 2022 and December 31, 2021; 8,602,629 Class B shares issued and outstanding as of September 30, 2022 and December 31, 2021.	4	3
Additional paid-in capital	10,127,487	9,706,293
Accumulated other comprehensive loss	(9,504)	(2,511)
Accumulated deficit	(9,352,463)	(8,362,572)
Total stockholders’ equity	765,524	1,341,213
Total liabilities and stockholders’ equity	$4,600,186	$4,773,884

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
		(As Restated)		(As Restated)
Revenue	$1,053,820	$864,405	$2,920,143	$2,238,390
Costs and expenses
Cost of revenue	570,703	392,207	1,661,353	1,151,136
Operations and support	119,223	109,679	323,137	292,375
Research and development	227,678	226,693	622,200	716,950
Sales and marketing	133,722	108,955	400,805	287,502
General and administrative	292,870	231,907	775,542	652,023
Total costs and expenses	1,344,196	1,069,441	3,783,037	3,099,986
Loss from operations	(290,376)	(205,036)	(862,894)	(861,596)
Interest expense	(5,022)	(13,093)	(14,531)	(38,510)
Other income (expense), net	(126,155)	125,042	(115,439)	130,388
Loss before income taxes	(421,553)	(93,087)	(992,864)	(769,718)
Provision for income taxes	648	6,627	3,515	9,253
Net loss	$(422,201)	$(99,714)	$(996,379)	$(778,971)
Net loss per share, basic and diluted	$(1.18)	$(0.30)	$(2.84)	$(2.35)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	356,478	337,753	351,224	332,049
Stock-based compensation included in costs and expenses:
Cost of revenue	$12,983	$10,192	$32,990	$28,818
Operations and support	7,145	6,180	19,041	18,223
Research and development	116,173	111,474	288,086	324,932
Sales and marketing	14,437	9,290	37,017	27,757
General and administrative	70,242	61,309	174,233	163,945

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
		(As Restated)
Cash flows from operating activities
Net loss	$(996,379)	$(778,971)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	96,787	106,065
Stock-based compensation	551,367	563,675
Amortization of premium on marketable securities	2,510	3,287
Accretion of discount on marketable securities	(10,788)	(918)
Amortization of debt discount and issuance costs	2,083	26,317
Gain on sale and disposal of assets, net	(38,531)	(4,358)
Gain on divestiture	—	(119,284)
Impairment charges	135,714	—
Other	16,873	2,901
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(194,648)	(174,488)
Operating lease right-of-use assets	39,711	48,044
Accounts payable	(44,767)	44,447
Insurance reserves	197,100	24,089
Accrued and other liabilities	79,511	218,232
Lease liabilities	(40,269)	(34,540)
Net cash used in operating activities	(203,726)	(75,502)
Cash flows from investing activities
Purchases of marketable securities	(2,670,635)	(2,524,957)
Purchases of term deposits	(10,046)	(441,506)
Proceeds from sales of marketable securities	501,132	353,407
Proceeds from maturities of marketable securities	2,004,227	2,483,774
Proceeds from maturities of term deposits	380,046	607,506
Purchases of property and equipment and scooter fleet	(82,401)	(56,676)
Cash paid for acquisitions, net of cash acquired	(146,334)	3
Sales of property and equipment	76,516	30,493
Proceeds from divestiture	—	122,688
Other	—	(2,000)
Net cash provided by (used in) investing activities	52,505	572,732
Cash flows from financing activities
Repayment of loans	(51,961)	(33,982)
Proceeds from exercise of stock options and other common stock issuances	12,398	21,362
Taxes paid related to net share settlement of equity awards	(5,602)	(21,854)
Principal payments on finance lease obligations	(21,706)	(28,661)
Other	—	(3)
Net cash used in financing activities	(66,871)	(63,138)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(780)	(141)
Net (decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(218,872)	433,951
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	531,193	438,485
End of period	$312,321	$872,436

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
		(As Restated)
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$143,715	$728,382
Restricted cash and cash equivalents	167,242	143,846
Restricted cash, included in prepaid expenses and other current assets	1,364	208
Total cash, cash equivalents and restricted cash and cash equivalents	$312,321	$872,436
Non-cash investing and financing activities
Financed vehicles acquired, net of principal payments	$66,380	$39,846
Purchases of property and equipment, and scooter fleet not yet settled	21,422	20,413
Contingent consideration	15,000	—
Right-of-use assets acquired under finance leases	2,947	25,524
Right-of-use assets acquired under operating leases	852	5,800
Remeasurement of finance and operating lease right of use assets for lease modification	(2,105)	384

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
			(As Restated)
Contribution

Revenue	$1,053.8	$990.7	$864.4
Less cost of revenue	(570.7)	(650.4)	(392.2)
Gross profit	483.1	340.4	472.2
Gross profit margin	45.8%	34.4%	54.6%
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	1.2	1.2	2.8
Stock-based compensation expense	13.0	10.1	10.2
Payroll tax expense related to stock-based compensation	0.2	0.2	0.2
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	92.9	275.4	—
Net amount from claims ceded under the Reinsurance Agreement(1)(2)	—	(36.8)	28.2
Contribution	$590.4	$590.5	$513.6
Contribution Margin	56.0%	59.6%	59.4%
_______________
(1) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral of gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in ”Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.”
(2) Includes a $36.8 million gain recognized in cost of revenue in the second quarter of 2022 on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
			(As Restated)
Adjusted EBITDA

Net loss	$(422.2)	$(377.2)	$(99.7)
Adjusted to exclude the following:
Interest expense(1)	5.3	5.2	13.4
Other (income) expense, net(2)	126.2	(1.0)	(125.0)
Provision for (benefit from) income taxes	0.6	0.1	6.6
Depreciation and amortization	35.9	29.1	37.0
Stock-based compensation	221.0	176.6	198.4
Payroll tax expense related to stock-based compensation	3.1	2.5	4.9
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	92.9	275.4	—
Net amount from claims ceded under the Reinsurance Agreement(3)(4)	—	(36.8)	28.2
Sublease income(5)	2.6	3.8	2.9
Costs related to acquisitions and divestitures(6)	0.9	1.4	0.6
Adjusted EBITDA	$66.2	$79.1	$67.3
Adjusted EBITDA Margin	6.3%	8.0%	7.8%

_______________
(1) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $0.3 million, $0.2 million and $0.3 million related to the interest component of vehicle related finance leases in the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.
(2) Includes a $135.7 million impairment charge related to a non-marketable equity investment and other assets in the third quarter of 2022, a $119.3 million pre-tax gain from our transaction with Woven Planet and interest income which was reported as a separate line item on the condensed consolidated statement of operations in periods prior to the second quarter of 2020.
(3) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral of gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in ”Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.”
(4) Includes a $36.8 million gain recognized in cost of revenue in the second quarter of 2022 on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(5) Includes sublease income from subleases entered into as part of our transaction with Woven Planet in the third quarter of 2021.
(6) Includes third-party costs incurred related to our acquisition of PBSC Urban Solutions (“PBSC”), which closed on May 17, 2022 and our transaction with Woven Planet, which closed on July 13, 2021. In the third quarter of 2022, this includes adjustments to the contingent consideration related to our acquisition of PBSC.
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
			(As Restated)
Adjusted Net Income

Net Loss	$(422.2)	$(377.2)	$(99.7)
Adjusted for the following:
Amortization of intangible assets	5.4	4.5	4.7
Stock-based compensation expense	221.0	176.6	198.4
Payroll tax expense related to stock-based compensation	3.1	2.5	4.9
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	92.9	275.4	—
Net amount from claims ceded under the Reinsurance Agreement(1)(2)	—	(36.8)	28.2
Costs related to acquisitions and divestitures(3)	0.9	1.4	(118.7)
Impairment charges(4)	135.7	—	—
Adjusted Net Income	$36.7	$46.4	$17.8
_______________
(1) Reflects the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any losses related to the deferral gains on the statement of operations and any benefit from the amortization of the deferred gain in the same period. For transparency, to help investors understand the ultimate economic benefit of the Reinsurance Agreement, we have broken out “Net amount of claims ceded under the Reinsurance Agreement,” which would otherwise have been captured in ”Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods.”
(2) Includes a $36.8 million gain recognized in cost of revenue in the second quarter of 2022 on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(3) Includes third-party costs incurred related to our acquisition of PBSC, which closed on May 17, 2022 and our transaction with Woven Planet, which closed on July 13, 2021. In the third quarter of 2022, this includes adjustments to the contingent consideration related to our acquisition of PBSC.
(4) In the third quarter of 2022, we recorded $135.7 million in impairment charges related to the wind down of an equity investee, which included the impairments of a non-marketable equity investment and other assets.
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.